UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2010
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-08733	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 8 – OTHER EVENTS

Item 8.01              Other Events

On April 30, 2010, Nord Resources Corporation (“Nord” or the “Company”) issued a news release announcing that the Continued Listings Committee of the Toronto Stock Exchange (the “TSX”) has determined to further defer its listing-review decision. The Committee expects to inform Nord of its decision no later than May 31, 2010. Nord has been informed that the Committee will not be able to provide any extensions beyond that date unless there is disclosure regarding an event that would allow the Company to comply with the Exchange’s continued listing requirements.

As previously announced, Nord received an exemption from certain shareholder approval requirements under the rules of the TSX in connection with Nord’s US$12 million private placement completed in November 2009, on the basis of financial hardship. Reliance on this exemption automatically triggered a TSX listing review to confirm that Nord continues to meet the TSX listing requirements. The Company believes that it will be in compliance at that time.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01              Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release of Nord Resources Corporation dated April 30, 2010*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

By:
DATE: April 30, 2010		/s/ Wayne M. Morrison
Wayne M. Morrison
Chief Financial Officer

3.